Exhibit 99.1
KINGSWAY REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Itasca, Illinois (March 26, 2021) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and twelve months ended December 31, 2020, which includes the following highlights:

•Extended Warranty operating income increased 35% for the twelve months ended December 31, 2020 compared to the same period for 2019, while non-GAAP adjusted EBITDA increased 27% for the twelve months ended December 31, 2020, compared to the same period for 2019; both increases were partially driven by the acquisition of PWI on December 1, 2020;
•Net cash provided by operating activities improved to $1.7 million for the twelve months ended December 31, 2020, compared to cash used in operating activities of ($0.8) million during the same period in 2019;
•GAAP net loss was ($2.5) million and ($5.4) million for the three and twelve months ended December 31, 2020, compared to a GAAP net loss of ($3.1) million and ($4.3) million for the same periods in 2019; Non-GAAP adjusted income (loss) was $1.0 million and ($1.0) million for the three and twelve months ended December 31, 2020, compared to a Non-GAAP adjusted loss of ($0.7) million and ($3.4) million for the same periods in 2019.

On December 1, 2020, Kingsway closed on its acquisition of PWI Holdings, Inc. (collectively with its subsidiaries Preferred Warranties, Inc., Superior Warranties, Inc., Preferred Warranties of Florida, Inc., and Preferred Nationwide Reinsurance Company, Ltd., “PWI”) for a total purchase price of $24.4 million (subject to customary adjustments). The addition of PWI further strengthens Kingsway’s position in the vehicle service contract and extended warranty industry.

In connection with the acquisition, Kingsway fully repaid a legacy loan (the “KWH Legacy Loan”) to Kingsway Warranty Holdings LLC ("KWH"). Kingsway financed the acquisition and the payoff of the KWH Legacy Loan with a combination of debt financing provided by CIBC Bank USA and cash on hand. KWH borrowed a total of $25.7 million, $24.7 million in the form of a term loan and $1 million in the form of a revolver (together, the “KWH New Loan”). The KWH New Loan has a variable interest rate, with the initial annual interest rate equal to 3.75%. The KWH New Loan requires quarterly principal and interest payments and the term loan matures on December 1, 2025. Based upon current interest rates, Kingsway anticipates incurring slightly less total interest expense under the KWH New Loan than the KWH Legacy Loan.

Non-GAAP Adjusted (Loss) Income

For the three months ended December 31, 2020, non-GAAP adjusted (loss) income improved from a loss of ($0.7) million in 2019 to income of $1.0 million in 2020, while for the twelve months ended December 31, 2020 non-GAAP adjusted loss improved from ($3.4) million in 2019 to ($1.0) million in 2020.

Reconciliations of net loss to non-GAAP adjusted (loss) income are presented in the attached schedules.

Exhibit 99.1
Extended Warranty

The Extended Warranty service fee and commission revenue increased 3.3% (or $1.5 million) to $47.6 million for the year ended December 31, 2020 compared with $46.1 million for the year ended December 31, 2019. Service fee and commission revenue was impacted by the following in 2020:

•A $2.5 million increase due to the inclusion of PWI in 2020 following its acquisition effective December 1, 2020;
•A $2.2 million increase at Geminus primarily due to the inclusion of only ten months of results in the 2019 period post-acquisition, which was partially offset by lower contract sales due to the COVID-19 pandemic;
•A $0.3 million increase in PWSC revenue, driven by the stronger housing market in the second half of 2020;
•A $2.9 million decrease at Trinity driven by reduced revenues from its equipment breakdown and maintenance support services due to the loss of a major customer and impacts from the COVID-19 pandemic, which was partially offset by an increase in revenues from its extended warranty services product; and
•A $0.6 million decrease at IWS, due primarily to lower contract sales due to the COVID-19 pandemic.

The Extended Warranty operating income was $6.2 million for the year ended December 31, 2020 compared with $4.6 million for the year ended December 31, 2019. The 35% increase in operating income is primarily due to the following:

•A $0.7 million increase due to the inclusion of PWI in 2020 following its acquisition effective December 1, 2019;
•A $1.1 million increase at Geminus primarily due to the inclusion of Geminus for the entire twelve months of 2020 following its acquisition effective March 1, 2019, as well as cost control initiatives in place due to the COVID-19 pandemic;
•A $0.8 million increase at PWSC, primarily due to increased revenue and lower general and administrative expenses due to cost control initiatives in place due to the COVID-19 pandemic and continuing operating efficiencies;
•A $0.3 million decrease at IWS primarily due to a decrease in revenue, partially offset by cost control initiatives in place due to the COVID-19 pandemic; and
•A $0.7 million decrease at Trinity driven by reduced revenues in its equipment breakdown and maintenance support services, partially offset by a related decrease in cost of services sold, operating expenses and increased margin on the extended warranty services product, compared to 2019.

Extended Warranty Non-GAAP adjusted EBITDA increased by $1.5 million (or 27%) to $7.0 million for the twelve months ended December 31, 2020, compared with $5.5 million for the same period in 2019, primarily due to the increase in Extended Warranty operating income as explained above.

Reconciliations of operating income to Extended Warranty Non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

The Leased Real Estate contractually-fixed rental income was $13.4 million for the years ended December 31, 2020 and 2019. Operating (loss) income was ($0.5) million and $2.8 million for the years

Exhibit 99.1
ended December 31, 2020 and 2019, respectively. The 2020 operating loss includes litigation expenses of $1.3 million and litigation settlement-related fees of $2.6 million, while 2020 operating income includes $0.6 million of litigation expenses.

In March 2021, the Company reached a settlement agreement that resolves litigation brought against certain of the Company’s subsidiaries (the “CMC Settlement Agreement”). In connection with the CMC Settlement Agreement, the Company recorded a liability of $2.6 million for the 80% management fee due to DGI-BNSF Corp. (“DGI”) at December 31, 2020, which is included in general and administrative expenses in the consolidated statement of operations for the year ended December 31, 2020. Of the $2.6 million, $1.6 million relates to rental income collected in periods prior to 2020.

Refer to Note 29, “Commitments and Contingencies,” to the Company’s 2019 Annual Report on Form 10-K for further information regarding the litigation. Refer to Note 27, “Commitments and Contingencies,” to the Company’s 2020 Annual Report on Form 10-K, that the Company anticipates filing on or before March 31, 2021, for further information regarding the CMC Settlement Agreement.

Impact of COVID-19

In March 2020, the outbreak of COVID-19 caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization, and the outbreak has become increasingly widespread in the United States, including in the markets in which we operate. The COVID-19 outbreak has had a notable impact on general economic conditions, including but not limited to the temporary closures of many businesses; "shelter in place" and other governmental regulations; and reduced consumer spending due to both job losses and other effects attributable to COVID-19. There remain many unknowns and the Company continues to monitor the expected trends and related demand for its services and has and will continue to adjust its operations accordingly.

The near-term impacts of COVID-19 are primarily with respect to the Extended Warranty segment. As consumer spending has been impacted, including a decline in the purchase of new and used vehicles, and many businesses through which the Company distributes its products either remain closed or are open but with capacity constraints, the Company has seen cash flows being affected by a reduction in new warranty sales for vehicle service agreements. With respect to homeowner warranties, Kingsway saw an initial reduction in new enrollments in its home warranty programs associated with the impact of COVID-19 on new home sales in the United States.

The Company could experience other potential impacts as a result of COVID-19, including, but not limited to, potential impairment charges to the carrying amounts of goodwill, indefinite-lived intangibles and long-lived assets, the loss in value of investments, as well as the potential for adverse impacts on the Company's debt covenant financial ratios. Actual results may differ materially from the Company’s current estimates as the scope of COVID-19 evolves or if the duration of business disruptions is longer than initially anticipated. The Company continues to monitor the impact of the COVID-19 outbreak closely. However, the extent to which the COVID-19 outbreak will impact Kingway’s operations or financial results is uncertain.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Additional information will also be set forth in the Company’s 2020 Annual Report on Form 10-K, which the Company anticipates filing on or before March 31, 2021. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Exhibit 99.1
Kingsway Financial Services Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $20,488 and $22,136, respectively)	$20,716	$22,195
Equity investments, at fair value (cost of $1,157 and $2,895, respectively)	444	2,421
Limited liability investments	3,692	3,841
Limited liability investments, at fair value	32,811	29,078
Investments in private companies, at adjusted cost	790	2,035
Real estate investments, at fair value (cost of $10,225 and $10,225, respectively)	10,662	10,662
Other investments, at cost which approximates fair value	294	1,009
Short-term investments, at cost which approximates fair value	157	155
Total investments	69,566	71,396
Cash and cash equivalents	14,374	13,478
Restricted cash	30,571	12,183
Accrued investment income	757	562
Service fee receivable, net of allowance for doubtful accounts of $478 and $634, respectively	3,928	3,400
Other receivables, net of allowance for doubtful accounts of $201 and $201, respectively	16,323	14,013
Deferred acquisition costs, net	8,835	8,604
Property and equipment, net of accumulated depreciation of $24,441 and $20,503, respectively	95,015	99,064
Right-of-use asset	2,960	3,327
Goodwill	121,130	82,104
Intangible assets, net of accumulated amortization of $15,433 and $13,142, respectively	84,133	86,424
Other assets	4,882	5,068
Total Assets	$452,474	$399,623
Liabilities and Shareholders' Equity

Liabilities:
Accrued expenses and other liabilities	$42,502	$26,993
Income taxes payable	2,859	2,758
Deferred service fees	87,945	56,252
Unpaid loss and loss adjustment expenses	1,449	1,774
Bank loans	25,303	9,240
Notes payable	192,057	194,634
Subordinated debt, at fair value	50,928	54,655
Lease liability	3,213	3,529
Net deferred income tax liabilities	27,555	29,015
Total Liabilities	433,811	378,850

Redeemable Class A preferred stock, no par value; 1,000,000 and 1,000,000 authorized at December 31, 2020 and December 31, 2019, respectively; 182,876 and 222,876 issued and outstanding at December 31, 2020 and December 31, 2019, respectively; redemption amount of $6,658 and $7,696 at December 31, 2020 and December 31, 2019, respectively	6,504	6,819

Shareholders' Equity:
Common stock, no par value; 50,000,000 and 50,000,000 authorized at December 31, 2020 and December 31, 2019, respectively; 22,211,069 and 21,866,959 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	355,242	354,101
Treasury stock, at cost; 247,450 and 247,450 outstanding at December 31, 2020 and December 31, 2019, respectively	(492)	(492)
Accumulated deficit	(394,807)	(388,082)
Accumulated other comprehensive income	38,059	35,347
Shareholders' equity attributable to common shareholders	(1,998)	874
Noncontrolling interests in consolidated subsidiaries	14,157	13,080
Total Shareholders' Equity	12,159	13,954
Total Liabilities, Class A preferred stock and Shareholders' Equity	$452,474	$399,623

Exhibit 99.1
Kingsway Financial Services Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Years ended December 31,
	2020	2019
Revenues:
Service fee and commission revenue	$47,607	$46,111
Rental revenue	13,365	13,365
Other revenue	390	472
Total revenues	61,362	59,948
Operating expenses:
Claims authorized on vehicle service agreements	9,922	9,141
Loss and loss adjustment expenses	149	711
Commissions	5,530	4,477
Cost of services sold	2,692	4,701
General and administrative expenses	41,950	36,261
Leased real estate segment interest expense	5,950	6,066
Total operating expenses	66,193	61,357
Operating loss	(4,831)	(1,409)
Other revenues (expenses), net:
Net investment income	2,625	2,905
Net realized gains	580	796
Gain on change in fair value of equity investments	1,267	561
Gain on change in fair value of limited liability investments, at fair value	4,046	4,475
Net change in unrealized loss on private company investments	(744)	(324)
Other-than-temporary impairment loss	(117)	(75)
Non-operating other (expense) revenue	(58)	257
Interest expense not allocated to segments	(7,719)	(8,991)
Amortization of intangible assets	(2,291)	(2,548)
Gain on change in fair value of debt	1,173	1,052
Loss on extinguishment of debt, net	(468)	—
Equity in net income of investee	—	169
Total other expenses, net	(1,706)	(1,723)
Loss from continuing operations before income tax benefit	(6,537)	(3,132)
Income tax benefit	(1,115)	(363)
Loss from continuing operations	(5,422)	(2,769)
Gain (loss) on disposal of discontinued operations, net of taxes	6	(1,544)
Net loss	(5,416)	(4,313)
Less: Net income attributable to noncontrolling interests in consolidated subsidiaries	1,309	1,573
Less: Dividends on preferred stock	1,066	1,019
Net loss attributable to common shareholders	$(7,791)	$(6,905)
Loss per share - continuing operations:
Basic:	$(0.35)	$(0.25)
Diluted:	$(0.35)	$(0.25)
Earnings (loss) per share - discontinued operations:
Basic:	$—	$(0.07)
Diluted:	$—	$(0.07)
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.35)	$(0.32)
Diluted:	$(0.35)	$(0.32)
Weighted average shares outstanding (in ‘000s):
Basic:	22,176	21,860
Diluted:	22,176	21,860

Exhibit 99.1
Kingsway Financial Services Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Years ended December 31,
	2020	2019
Cash provided by (used in):
Operating activities:
Net loss	$(5,416)	$(4,313)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Gain) loss on disposal of discontinued operations, net of taxes	(6)	1,544
Equity in net income in investee	—	(169)
Equity in net income of limited liability investments	(30)	(36)
Depreciation and amortization expense	6,728	6,917
Stock based compensation expense, net of forfeitures	826	1,230
Net realized gains	(580)	(796)
Gain on change in fair value of equity investments	(1,267)	(561)
Gain on change in fair value of limited liability investments, at fair value	(4,046)	(4,475)
Net change in unrealized loss on private company investments	744	324
Gain on change in fair value of debt	(1,173)	(1,052)
Deferred income taxes, adjusted for PWI and Geminus liabilities assumed	(1,001)	(785)
Other-than-temporary impairment loss	117	75
Amortization of fixed maturities premiums and discounts	140	8
Amortization of note payable premium	(888)	(915)
Loss on extinguishment of debt, net	468	—
Changes in operating assets and liabilities:
Service fee receivable, net, adjusted for PWI and Geminus assets acquired	931	547
Other receivables, net, adjusted for PWI and Geminus assets acquired	438	(4,478)
Deferred acquisition costs, net	(231)	(1,700)
Unpaid loss and loss adjustment expense	(325)	(299)
Deferred service fees, adjusted for PWI and Geminus liabilities assumed	(2,333)	(1,442)
Other, net, adjusted for PWI and Geminus assets acquired and liabilities assumed	8,576	9,617
Net cash provided by (used in) operating activities	1,672	(759)
Investing activities:
Proceeds from sales and maturities of fixed maturities	14,168	12,742
Proceeds from sales of equity investments	3,249	1,355
Purchases of fixed maturities	(12,560)	(18,075)
Net proceeds from limited liability investments	179	355
Net proceeds from (purchases of) limited liability investments, at fair value	787	(118)
Net proceeds from investments in private companies	719	824
Net proceeds from other investments	390	1,121
Net (purchases of) proceeds from short-term investments	(4)	49
Proceeds from sale of investee	—	395
Acquisition of business, net of cash acquired	(2,706)	(4,902)
Net disposals of property and equipment, adjusted for PWI and Geminus assets acquired	(213)	(212)
Net cash provided by (used in) investing activities	4,009	(6,466)
Financing activities:
Contributions from noncontolling interest holders	(243)	—
Taxes paid related to net share settlements of restricted stock awards	(83)	(89)
Principal proceeds from bank loans, net of debt issuance costs of $403 and $981 in 2020 and 2019, respectively	25,297	9,019
Principal payments on bank loans	(10,062)	(3,855)
Principal proceeds from notes payable	2,858	—
Principal payments on notes payable	(4,164)	(3,767)
Net cash provided by financing activities	13,603	1,308
Net increase (decrease) in cash and cash equivalents and restricted cash	19,284	(5,917)
Cash and cash equivalents and restricted cash at beginning of period	25,661	31,578
Cash and cash equivalents and restricted cash at end of period	$44,945	$25,661

Exhibit 99.1
Kingsway Financial Services Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Loss
For the Years Ended December 31, 2020 and 2019
(in thousands)
(UNAUDITED)

	YTD	For the Three Months Ended
	12/31/20	12/31/20	9/30/20	6/30/20	3/31/20
GAAP Net Loss	$(5,417)	$(2,478)	$(1,124)	$(1,421)	$(393)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(484)	(425)	88	-	(147)
Change in fair value of investments (2)	(4,568)	(2,193)	(1,377)	(366)	(632)
Change in fair value of debt (3)	(1,172)	767	503	202	(2,645)
Litigation expenses (5)	2,692	997	535	19	1,141
Acquisition and disposition related expenses (6)	412	238	139	-	35
Employee termination and recruiting expenses (7)	352	-	11	46	295
Stock-based compensation expense (8)	1,535	1,106	127	131	171
Net loss from discontinued operations, net of taxes (9)	(6)	-	-	(6)	-
Extraordinary audit and audit-related expenses (10)	771	-	76	305	390
Impairment of assets	117	-	-	-	117
Loss on extinguishment of debt (11)	851	851	-	-	-
CMC Settlement (12)	1,603	1,603	-	-	-
Amortization expense	2,291	572	572	573	573
Total Non-GAAP Adjustments	4,392	3,516	674	904	(702)

Non-GAAP Adjusted (Loss) Income	$(1,025)	$1,038	$(450)	$(517)	$(1,095)

	YTD	For the Three Months Ended
	12/31/19	12/31/19	9/30/19	6/30/19	3/31/19
GAAP Net Loss	$(4,313)	$(3,098)	$(4,006)	$(398)	$3,189

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(753)	(32)	(1,004)	598	(315)
Change in fair value of investments (2)	(4,712)	(1,803)	3,736	(2,284)	(4,361)
Change in fair value of debt (3)	(1,052)	1,052	(610)	(918)	(576)
Equity in net (gain) loss of investee (4)	(169)	(127)	126	(201)	33
Redomestication expenses (13)	72	-	-	41	31
Litigation expenses (5)	685	124	65	104	392
Acquisition and disposition related expenses (6)	46	-	23	6	17
Employee termination and recruiting expenses (7)	1,134	715	63	85	271
Stock-based compensation expense (8)	575	145	145	143	142
Net loss from discontinued operations, net of taxes (9)	1,544	1,544	-	-	-
Extraordinary audit and audit-related expenses (10)	886	149	359	378	-
Impairment of assets	75	-	-	-	75
Amortization expense	2,548	676	675	676	521
Total Non-GAAP Adjustments	879	2,443	3,578	(1,372)	(3,770)

Non-GAAP Adjusted Loss	$(3,434)	$(655)	$(428)	$(1,770)	$(581)

Exhibit 99.1

(1)During 2020, the Company realized a gain on its investment in FIMC and Savant, as well as a gain on sale of certain investments held within Argo Holdings that was partially offset by a loss realized on other investments. During 2019, the Company realized a gain upon the sale of New Aera Assets, 1347 Energy and FIMC that was partially offset by a realized loss on the sale of Redseal SPV, LLC.

(2)The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

	YTD	For the Three Months Ended
	12/31/20	12/31/20	9/30/20	6/30/20	3/31/20
(Gain) loss on change in fair value of limited liability investments, at fair value	$(4,046)	$(1,995)	$(274)	$123	$(1,899)
Net change in unrealized (gain) loss on private company investments	744	-	74	-	670
(Gain) loss on change in fair value of equity securities	(1,267)	(198)	(1,177)	(489)	597
Total	$(4,568)	$(2,193)	$(1,377)	$(366)	$(632)

	YTD	For the Three Months Ended
	12/31/19	12/31/19	9/30/19	6/30/19	3/31/19
(Gain) loss on change in fair value of limited liability investments, at fair value	$(4,475)	$(1,219)	$3,356	$(2,347)	$(4,265)
Net change in unrealized (gain) loss on private company investments	324	-	343	-	(19)
(Gain) loss on change in fair value of equity securities	(561)	(584)	37	63	(77)
Total	$(4,712)	$(1,803)	$3,736	$(2,284)	$(4,361)
(3)The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.
(4)Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.
(5)Legal expenses associated with the Company's defense against significant litigation matters.
(6)Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.
(7)2020 and 2019 include charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.
(8)Non-cash expense arising from the grant and modification of stock-based awards to employees. In Q4 2020, the Company modified an award previously granted to the President of one of its subsidiaries, resulting in additional compensation expense associated with the change in fair value of the award.
(9)Includes losses relating to Assigned Risk Solutions Ltd. and the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2020 Annual Report on Form 10-K for further information.
(10)Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.
(11)Early termination fees and write-off of unamortized debt issuance costs and discount associated with the early extinguishment of the 2019 KWH loan as part of the Company's purchase of PWI.
(12)In March 2021, DGI, TRT LeaseCo, LLC and various other entities affiliated with each of them entered into a settlement agreement with respect to such litigation and certain other matters ("CMC Settlement Agreement"). As part of the settlement, the Company made a one-time fee payment to DGI of which $1.6 million relates to rental income collected in periods prior to 2020.
(13)Expenses incurred as part of redomesticating Kingsway Financial Services Inc. from a Canadian registered company to be a Delaware registered company as of December 31, 2018.

Exhibit 99.1
Kingsway Financial Services Inc.
Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA
For the Years Ended December 31, 2020 and 2019
(in thousands)
(UNAUDITED)

	YTD	For the Three Months Ended
	12/31/20	12/31/20	9/30/20	6/30/20	3/31/20
GAAP Operating Income for Extended Warranty segment (3)	$6,221	$2,881	$1,205	$1,285	$850

Non-GAAP Adjustments:
Investment income (1)	395	51	100	100	144
Gain (loss) on sale of core investments (2)	95	(3)	29	8	61
Depreciation	280	112	58	55	55
Total Non-GAAP Adjustments	770	160	187	163	260

Non-GAAP adjusted EBITDA for Extended Warranty segment	$6,990	$3,041	$1,392	$1,448	$1,110

	YTD	For the Three Months Ended
	12/31/19	12/31/19	9/30/19	6/30/19	3/31/19
GAAP Operating Income for Extended Warranty segment	$4,611	$1,431	$1,579	$1,035	$567

Non-GAAP Adjustments:
Investment income (1)	652	177	163	145	167
Gain (loss) on sale of core investments (2)	43	4	(3)	42	-
Depreciation	205	55	57	49	44
Total Non-GAAP Adjustments	900	236	217	236	211

Non-GAAP adjusted EBITDA for Extended Warranty segment	$5,511	$1,667	$1,796	$1,271	$778

(1)Investment income arising as part of Extended Warranty segment’s minimum holding requirements
(2)Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements
(3)Includes one month of PWI operating income. Excludes the impact of final purchase accounting adjustments which will be completed in 2021.